UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

OSPREY ENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38158	82-0820780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1845 Walnut Street, 10th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 832-4161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2018, the board of directors (the “Board”) of Osprey Energy Acquisition Corp. (the “Company”) appointed William D. Anderson as a Class II member of the Board. Mr. Anderson has extensive experience in and a broad knowledge of the oil and gas industry, and for these reasons, the Company believes Mr. Anderson is well qualified to serve on the Board.

Also on July 19, 2018, in order to comply with the Nasdaq Stock Market LLC (“NASDAQ”) listing standards, Daniel C. Herz, the President and a director of the Company, resigned as a Class II member of the Board. Mr. Herz did not resign from the Board as a result of any disagreement with the Company and will continue to serve as the Company’s President.

The Board determined that Mr. Anderson qualifies as an independent director under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ listing standards, satisfies the financial literacy and other requirements applicable to audit committee members under the rules of the SEC and NASDAQ and qualifies as an “audit committee financial expert” for purposes of the rules of the SEC, and is independent under the rules of the SEC and NASDAQ listing standards applicable to audit committee members and compensation committee members. Upon joining the Board, Mr. Anderson will become a member of the Board’s audit committee and compensation committee.

Following Mr. Herz’s resignation and Mr. Anderson joining the Board, a majority of the Board will be comprised of independent directors as required under NASDAQ listing standards.

William D. Anderson, PE, age 64, has since 2012 been the founding member and Managing Partner of Anderson King Energy Consultants, LLC (“AK”). Mr. Anderson is also member of the board of directors of Royal Resources GP L.L.C. (“Royal GP”), the general partner of Royal Resources L.P. (“Royal LP” and, together with Royal GP, “Royal”). In 2005 and prior to the formation of AK, Mr. Anderson formed Anderson O&G, Inc. (“AOG”), a boutique energy sector advisory and consulting business oriented towards acquisition and divestiture activities. Prior to forming AOG, Mr. Anderson served as the Executive Vice President and Chief Operating Officer for Wynn-Crosby Energy, Inc. Mr. Anderson is a registered petroleum engineer and is a former Senior Vice President and Partner of Netherland, Sewell & Associates, Inc. At Netherland Sewell he served as team leader for major projects in the Mid-Continent, Permian, North & South Louisiana, and South Texas basins, as well as for projects in Europe, SE Asia, and Africa. Prior to joining Netherland Sewell in 1983, Mr. Anderson held several positions with Exxon Company U.S.A. including Supervising Reservoir Engineer managing five large offshore fields. Mr. Anderson received a B.S. in civil engineering from the University of Connecticut, an M.S. in civil engineering from Columbia University and a Master of Engineering in Petroleum Engineering from Tulane University.

On June 3, 2018, the Company entered into a contribution agreement (the “Contribution Agreement”) with Royal and certain other parties thereto pursuant to which the Company will acquire the limited partnership interests of certain indirect subsidiaries of Royal Resources L.P. on the terms and subject to the conditions set forth therein (the “business combination”). The Company has filed a copy of the Contribution Agreement and certain related agreements with the SEC, and has filed a preliminary proxy statement with the SEC in connection with the business combination and the solicitation of proxies for the meeting of stockholders to be held to approve the business combination. Pursuant to the Contribution Agreement, the Company is required take all action reasonably necessary so that, effective as of immediately following the consummation of the business combination, the Board will be comprised of six directors to be designated by Royal, two directors to be designated by the Company’s sponsor, Osprey Sponsor LLC, and three independent directors to be mutually selected by the parties to the Contribution Agreement. The parties have selected Mr. Anderson to serve as an independent director on the Board following the consummation of the business combination pursuant to the Contribution Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2018

OSPREY ENERGY ACQUISITION CORP.

By:	/s/ Jeffrey F. Brotman
Name: Jeffrey F. Brotman Title: Chief Financial Officer, Chief Legal Officer and Secretary

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